Exhibit 99.1

Nexalin Technology Advances Pivotal Clinical Trial of HALO™ Clarity
Toward Q2 2026 Enrollment

160-participant, triple-blinded, sham-controlled study designed to support planned
De Novo FDA submission for moderate-to-severe insomnia

HOUSTON – April 22, 2026 – Nexalin Technology, Inc. (Nasdaq: NXL) (the “Company” or “Nexalin”), the leader in non-invasive Deep Intracranial Frequency Stimulation (DIFS™) of the brain, today announced it has entered into agreements to advance its planned pivotal clinical trial evaluating the HALO™ Clarity device for the treatment of moderate-to-severe insomnia, with patient enrollment currently expected to begin in Q2 of 2026.

The 160-participant, randomized, triple-blinded, sham-controlled clinical trial is intended to support Nexalin’s planned De Novo Classification Request to the U.S. Food and Drug Administration (FDA). If granted, the FDA’s De Novo pathway would establish the Nexalin Halo™ Clarity as a new product category. This regulatory approach is intended to distinguish Nexalin Technology’s potentially groundbreaking DIFS™ neurostimulator from currently available stimulation devices. The study is expected to mark a significant milestone in the Company’s FDA strategy and broader insomnia program. Nexalin’s program builds on previously published, peer-reviewed clinical data demonstrating statistically significant improvements across a range of treatment parameters compared with sham treatment.

The trial is being conducted in collaboration with Lindus Health, an Accountable Research Organization (ARO). Lindus Health has been selected to provide full-scope trial execution from protocol finalization through database lock, including regulatory and ethics submissions, patient identification, data oversight, biostatistics and medical writing. Nexalin believes this collaboration will support a rigorous and efficient execution model as the Company progresses toward enrollment and future regulatory milestones.

“Advancing this pivotal clinical trial toward enrollment marks an important step in the continued execution of our FDA regulatory strategy,” said Mark White, Chief Executive Officer of Nexalin Technology. “We believe the Nexalin HALO™ Clarity medical device represents a unique and advanced approach to non-invasive drug-free treatment for patients with moderate-to-severe insomnia. This study is designed to initiate our planned De Novo FDA submission strategy and, assuming it is successful, would further strengthen the clinical and regulatory case for mental health treatment in a large and underserved market. According to Precedence Research, the global sleep tech devices market was estimated at $29.3 billion in 2025 and is projected to reach approximately $153.7 billion by 2035.”

Mr. White continued, “Insomnia and mental health challenges affect millions of patients, yet many continue to face limitations with existing treatment options, including tolerability concerns, dependency risk, side effects and inconsistent long-term treatment outcomes. As we continue to advance the HALO™ Clarity device through our clinical and regulatory strategy, we believe that, if the study yields the anticipated results and regulatory milestones are achieved, the HALO™ Clarity device could offer a differentiated, non-pharmacologic alternative for patients and providers and create meaningful long-term value for shareholders.”

Nexalin’s clinical research and regulatory program builds on a growing body of clinical and scientific evidence that the Company believes supports further investigation of its neurostimulation platform across insomnia and depression, TBI and PTSD, Alzheimer’s disease and ADHD, consistent with its broader clinical development strategy. The Company has previously reported peer-reviewed clinical findings showing statistically significant improvements across a variety of treatment outcomes relative to sham treatment. Additionally, Nexalin continues to provide neuroimaging data that the Company believes provide further mechanistic support for its approach in chronic insomnia and other mental health conditions.

The Company intends to provide additional updates on site activation and enrollment timing as execution of the pivotal clinical trial progresses.

About Nexalin Technology, Inc.

Nexalin designs and develops innovative neurostimulation products to uniquely help combat the ongoing global mental health epidemic. Nexalin’s medical devices are non-invasive and undetectable to the human body. Nexalin products are developed to provide relief to those afflicted with mental health issues using bioelectronic medical technology. Nexalin believes its neurostimulation medical devices can penetrate structures deep in the mid-brain that are associated with mental health disorders. Nexalin believes the deeper-penetrating waveform in its next-generation devices will generate enhanced patient response without any adverse side effects. The Nexalin Gen-2 15 milliamp neurostimulation device has been approved in China, Brazil, Oman and Israel. Additional information about the Company is available at: https://nexalin.com/.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding: the expected timing, initiation, enrollment, execution, and completion of clinical trials, including the pivotal clinical trial for the HALO™ Clarity device; Nexalin’s ability to obtain regulatory clearance or approval from the FDA or other regulatory authorities; the potential establishment of the HALO™ Clarity device as a new product category through the De Novo pathway; the anticipated benefits of the Company’s collaboration with Lindus Health; the sufficiency of clinical data to support planned regulatory submissions; the potential commercial success or market acceptance of the Company’s products; and the Company’s expectations regarding future business strategy, competitive position, and shareholder value. Forward-looking statements may be identified by terminology such as ‘“believes,” “expects,” “anticipates,” “plans,” “intends,” “will,” “designed to,” “positioned to,” “potential,” “targeted,” “seeking,” or similar expressions’.

These forward-looking statements are based on management’s current expectations, assumptions, estimates, and projections about the Company and its industry and are subject to known and unknown risks and uncertainties that could cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: uncertainties regarding the design, enrollment, execution, timing, and completion of clinical trials; the ability to obtain regulatory clearance or approval from the FDA or other regulatory bodies, including through the De Novo pathway; the Company’s reliance on third-party collaborators, including Lindus Health; the sufficiency of clinical data to support regulatory submissions or to demonstrate safety and efficacy; the potential for adverse events, safety concerns, or unexpected clinical outcomes; market acceptance of the Company’s products by patients, healthcare providers, and payors; competition from existing and new treatment alternatives, including pharmacologic therapies; the Company’s ability to secure adequate funding to complete its planned clinical, regulatory, and commercialization programs; general economic conditions and capital market developments; and the other risk factors described below and in the Company’s filings with the SEC.

References to “FDA pivotal study,” “FDA pivotal clinical trial,” or similar terminology in this press release describe the Company’s intended purpose for the study and do not indicate FDA endorsement, sponsorship, approval, or oversight of the study design, protocol, or execution. No assurance can be given that the planned study will be initiated, enrolled, completed, or produce favorable results, or that any regulatory submission will result in FDA clearance or approval.

Forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the control of the Company. Such risks include, but are not limited to: uncertainties regarding the design, enrollment, execution, timing, and completion of clinical trials; the ability to obtain regulatory clearance or approval from the FDA or other regulatory bodies; the Company’s reliance on third-party collaborators, including Lindus Health; the sufficiency of clinical data to support regulatory submissions; the potential for adverse events or safety concerns; market acceptance of the Company’s products; competition from existing and new treatment alternatives; and the Company’s ability to secure adequate funding to complete its planned clinical and regulatory programs. Additional risks are set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and other filings with the Securities and Exchange Commission. Copies of such filings are available on the SEC’s website at www.sec.gov.

All forward-looking statements in this press release speak only as of the date hereof and are based on information available to the Company as of the date of this release. The Company assumes no obligation to update, revise, or supplement any forward-looking statements, whether as a result of new information, future events, changed circumstances, or otherwise, except as required by applicable law. Investors and security holders are urged not to place undue reliance on forward-looking statements.

Contact:

Crescendo Communications, LLC

Tel: (212) 671-1020

Email: NXL@crescendo-ir.com

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